Exhibit 10.4

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of July 20, 2011, by and between TK Star Design Inc, a Nevada corporation (the “Company”), and each investor listed on Exhibit A hereto (each such investor individually, a “Subscriber” and, collectively, the “Subscribers”; such Subscribers and their transferors are hereinafter individually referred to as a “Holder

RECITALS:

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6), Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, the Company desires to issue and sell to the Subscribers, and the Subscribers desire to purchase from the Company in the increments set forth on Exhibit A, (i) 615,000 shares of the Company’s common stock (the “Purchased Shares”) for the purchase price of $1.00 per share; (ii) Series A share purchase warrants to purchase, individually one share of the Company’s common stock and, collectively, 1,230,000 shares of the Company’s common stock (the “Series A Warrants”) in the form attached hereto as Exhibit F; (iii) Series B share purchase warrants to purchase, individually one share of the Company’s common stock and, collectively, 1,230,000 shares of the Company’s common stock (the “Series B Warrants”) in the form attached hereto as Exhibit G; (iv) Series C share purchase warrants to purchase, individually one share of the Company’s common stock and, collectively, 615,0000 shares of the Company’s common stock (the “Series C Warrants”) in the form attached hereto as Exhibit H; and (v) Series D share purchase warrants  to purchase , individually one share of the Company’s common stock and, collectively, 615,000 shares of the Company’s common stock (the “Series D Warrants”) in the form attached hereto as Exhibit I (collectively, the Series A Warrants, the Series B Warrants, the Series C Warrants and the Series D Warrants, the “Warrants”).  Each purchase of a Purchased Shares entities the Subscriber to two shares of Series A Warrants, two shares of Series B Warrants, one share of Series C Warrants and one share of Series D Warrants.

WHEREAS, each Series A Warrant entitles the Subscriber to purchase one (1) share of the Company’s Common Stock (the “A Warrant Shares”) for the Exercise Price of $ 0.50 (the “Series A Warrants Exercise Price”) when certain conditions are satisfied, as fully described in Exhibit F, and each Series B Warrant entitles the Subscriber to purchase one (1) share of the Company’s Common Stock (the “B Warrant Shares”) for the Exercise Price of $0.75  (the “Series B Warrants Exercise Price”)  when certain conditions are satisfied, as fully described in Exhibit G, eachSeries C Warrants entitles the Subscriber to purchase one (1) share of the Company’s Common Stock (the “C Warrant Shares”) for the Exercise Price of $ 1.00 (the “Series C Warrants Exercise Price”), when certain conditions are satisfied, as fully described in Exhibit H, and each  Series D Warrant entitles the Subscriber to purchase one (1) share of the Company’s Common Stock (the “D Warrant Shares”) for the Exercise Price of $ 1.00  (the “Series D Warrants Exercise Price”), when certain conditions are satisfied, as fully described in Exhibit I, (collectively, the A Warrant Shares, the B Warrant Shares, the C Warrant Shares, the D Warrant Shares, the “Warrant Shares”) (collectively the Purchased Shares, the Warrants and Warrant Shares are  referred to as the “Purchased Securities”).

WHEREAS, simultaneously with entering into this Agreement, the Company and the Subscribers are entering into that certain Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”) attached as Exhibit J hereto, pursuant to which the Company shall register for resale of the Purchased Shares and the common stock underlying the Warrants (as defined below) on the terms set forth therein.

WHEREAS, this Offering is in connection with the combination (the “Combination”) of the Company and Phoenix International (China) Company Limited, a company incorporated under the laws of Hong Kong (“Merging Company”). The closing of the Combination is conditioned upon all of the conditions of this Offering being met, and the Offering is conditioned upon the closing of the Combination. The current shareholders, and management of Merging Company shall own at least majority of the Company or its successor upon completion of the Combination. Pursuant to the Combination, the Merging Company will become a wholly-owned subsidiary of the Company.  Therefore, the Company, and the Merging Company are collectively referred to herein as the “Company”, unless otherwise indicated.

WHEREAS, the Company desires to enter into this Agreement to issue and sell the Purchased Securities and the Subscriber desires to purchase that number of Purchased Securities set forth on the signature page hereto on the terms and conditions set forth herein.

WHEREAS, the aggregate proceeds of the Offering shall be held in escrow pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit E (the “Escrow Agreement”).

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and each Subscriber hereby agree as follows:

1.

Purchase and Sale of Purchased Securities. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date (as defined below), each Subscriber shall purchase and the Company shall sell to each Subscriber for the portion of the Purchase Price designated on the signature pages hereto the respective Purchased Securities

2.

Closing.  The issuance and sale of the Purchased Securities shall occur on the closing date (the “Closing Date”), which shall be the date that all of the Subscribers’ funds representing the net amount due to the Company from the Purchase Price of the Offering is transmitted by wire transfer or otherwise to or for the benefit of the Company to the escrow account pursuant to the Escrow Agreement. The initial Closing Date shall occur on or before July 14, 2011 or any later date when all necessary documents and filings are ready (the “Initial Closing”) and shall transmit to the escrow account gross proceeds of at least $ 615,000.  The consummation of the transactions contemplated herein (the “Closing”) shall take place at the offices of Bernard & Yam, LLP, 401 Broadway, Suite 1708, New York, New York, or any other location on such date and time as the Subscribers and the Company may agree upon; provided, that all of the conditions set forth in Section 11 hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith.

3.

Subscriber Representations, Warranties and Covenants.  The Subscriber each hereby represent and warrant to and agrees, in their individual capacity, with the Company that:

(a)

Organization and Standing of the Subscriber.   If such Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)

Authorization and Power.   Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents (as defined in Section 4(c)) and to purchase the Purchased Securities being sold to it hereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required.  This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms thereof.

(c)

No Conflicts.   The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber).  Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Purchased Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)

Acquisition for Investment. The Subscriber is acquiring the Purchased Securities solely for its own account for the purpose of investment and not with a view to or for resale in connection with a distribution.  The Subscriber does not have a present intention to sell the Purchased Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Purchased Securities to or through any person or entity; provided, however, that by making the representations herein and subject to Section 3.2(h) below, the Subscriber does not agree to hold the Purchased Securities for any minimum or other specific term and reserves the right to dispose of the Purchased Securities at any time in accordance with Federal and state securities laws applicable to such disposition.  The Subscriber acknowledges that it is able to bear the financial risks associated with an investment in the Purchased Securities and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.  The Subscriber further acknowledges that the Subscriber understands the risks of investing in companies domiciled and/or which operate primarily in the People’s Republic of China and that the purchase of the Purchased Securities involves substantial risks.

(e)

Information on Company.    Such Subscriber has been furnished with or has had access to the EDGAR Website of the Commission and to the Company’s periodic reports filed with the United Statement Securities and Exchange Commission (the “SEC” or “Commission”) together with all other filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the “Reports”) and all correspondence from the Commission to the Company including but not limited to the Commission’s comment letters relating to the Company’s periodic filings with the Commission whether available at the EDGAR website or not.  In addition, such Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing, the transaction documents related to the Combination or to which the Company determines to be material to the Subscriber’s investment decision, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Purchased Securities.  Such Subscriber has relied on the Reports and Other Written Information in making its investment decision.

(f)

Opportunities for Additional Information.  The Subscriber acknowledges that the Subscriber has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

(g)

Information on Subscriber.   Subscriber is, and will be on the Closing Date, an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Such Subscriber has the authority and is duly and legally qualified to purchase and own the Purchased Securities.  Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding such Subscriber is accurate.

(h)

Compliance with 1933 Act.   Such Subscriber understands and agrees that the Purchased Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Purchased Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  The Subscriber acknowledges that the Subscriber is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. The Subscriber understands that to the extent that Rule 144 is not available, the Subscriber will be unable to sell any Purchased Securities without either registration under the 1933 Act or the existence of another exemption from such registration requirement. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Purchased Securities, and deliver the Purchased Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Purchased Securities, to third parties who in turn may dispose of these Purchased Securities.

(i)

Purchased Securities Legend.  The Purchased Securities shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE PURCHASED SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE PURCHASED SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE PURCHASED SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR  PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, OR OTHERWISE.  NOTWITHSTANDING THE FOREGOING, THE PURCHASED SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE PURCHASED SECURITIES.”

(j)

Communication of Offer.  The offer to sell the Purchased Securities was directly communicated to such Subscriber by the Company.  At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)

Restricted Securities.   Such Subscriber understands that the Purchased Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Purchased Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate includes each Subsidiary of the Company.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(l)

No Governmental Review.   Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Purchased Securities or the suitability of the investment in the Purchased Securities nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Securities.

(m)

Correctness of Representations.  Such Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.  The Subscriber understands that the Purchased Securities are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Purchased Securities.

(n)

Short Sales and Confidentiality. Other than the transaction contemplated hereunder, the Subscriber has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Subscriber, executed any disposition, including short sales (but not including the location and/or reservation of borrowable shares of Common Stock), in the securities of the Company during the period commencing from the time that the Subscriber first received a term sheet from the Company or any other person setting forth the material terms of the transactions contemplated hereunder until the date that the transactions contemplated by this Agreement are first publicly announced as described in Section 7(m).  The Subscriber covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 7(m), the Subscriber will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Subscriber understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the effective date of the Registration Statement with the Purchased Securities is a violation of Section 5 of the 1933 Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, the Subscriber does not make any representation, warranty or covenant hereby that it will not engage in short sales in the securities of the Company after the date that the transactions contemplated by this Agreement are first publicly announced as described in Section 7(m). Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Purchased Securities covered by this Agreement.

4.

Company Representations and Warranties.  The Company represents and warrants to and agrees with each Subscriber that:

(a)

Due Incorporation.  The Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  For purposes of this Agreement, a “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its Subsidiaries individually, or in the aggregate and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.  As of the Closing Date, all of the Company’s Subsidiaries and the Company’s ownership interest therein are set forth on Schedule 4(a).

(b)

Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)

Authority; Enforceability.  This Agreement, the Purchased Securities, the Registration Rights Agreement, Escrow Agreement, the Investor Relations Escrow Agreement, the Lock-Up Agreements, the Series A Warrants, the Series B Warrants, the Series C Warrants, the Series D Warrants and any other agreements delivered together with this Agreement or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)

Capitalization and Additional Issuances.   The authorized and outstanding capital stock of the Company and Subsidiaries on a fully diluted basis as of the date of this Agreement and the Closing Date (not including the Purchased Securities) are set forth on Schedule 4(d).  Except as set forth on Schedule 4(d), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries.  The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company is described on Schedule 4(d).  There are no outstanding agreements or preemptive or similar rights affecting the Company’s common stock.

(e)

Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the Over The Counter Bulletin Board (the “Bulletin Board”) or the Company’s shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Purchased Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder have been unanimously approved by the Company’s Board of Directors.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Agreement, except as would not otherwise have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(f)

No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Section 3 are true and correct, neither the issuance nor sale of the Purchased Securities nor the performance of the Company’s obligations under this Agreement and all other Transaction Documents entered into by the Company relating thereto will(i)  violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or(ii)  result in the creation or imposition of any lien, charge or encumbrance upon the Purchased Securities or any of the assets of the Company or any of its Affiliates except in favor of Subscriber as described herein; or(iii)  result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

(iv)

result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)

The Purchased Securities.  The Purchased Securities upon issuance:

(i)

are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)

have been, or will be, duly and validly authorized and on the date of issuance of the Purchased Securities, the Purchased Securities will be duly and validly issued, fully paid and nonassessable or if resold in a transaction registered pursuant to the 1933 Act and pursuant to an effective registration statement or exempt from registration will be free trading, unrestricted and unlegended;

(iii)

will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company; and

(iv)

will not subject the holders thereof to personal liability by reason of being such holders.

(h)

Litigation.  There is no pending or,threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)

No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock to facilitate the sale or resale of the Purchased Securities or affect the price at which the Purchased Securities may be issued or resold.

(j)

Information Concerning Company.  The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.   Since December 31, 2010 and except as modified in the Reports or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs. The Reports, including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

(k)

Defaults.  The Company is not in material violation of its articles of incorporation or bylaws.   The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(l)

No Integrated Offering.   Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Purchased Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board.  No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Purchased Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Purchased Securities that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(m)

No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D/Regulation S under the 1933 Act) in connection with the offer or sale of the Purchased Securities.

(n)

No Undisclosed Liabilities.  Since the date of the latest periodic report, except as disclosed in the Reports, the Company has no liabilities or obligationsother than those incurred in the ordinary course of the Company businesses since the date of the latest periodic reportand which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Reports or on Schedule 4(n).

(o)

No Undisclosed Events or Circumstances.  Since  December 31, 2010, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(p)

Dilution.  The Company’s executive officers and directors understand the nature of the Purchased Securities being sold hereby and recognize that the issuance of the Purchased Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Purchased Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Purchased Securities is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(q)

No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date, in each case, that could cause a Material Adverse Effect.

(r)

Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(s)

Reporting Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

(t)

Listing.  The Company’s common stock is quoted on the Bulletin Board currently under the symbol “TKSZ”.  The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation.  The Company satisfies all the requirements for the continued quotation of its common stock on the Bulletin Board.

(u)

Transfer Agent.   The Company’s transfer agent is a participant in the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 4(u) hereto.

(v)

Environmental Compliance. Since their inception, neither the Company, nor any of its Subsidiaries have been, in violation of any applicable law relating to the environment or occupational health and safety, where such violation would have a Material Adverse Effect. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Other than as disclosed on Schedule 4(v), the Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. There are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance where, in each of the foregoing clauses (i) and (ii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(w)

Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as disclosed in the Reports or Other Written Information, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary. Since the date of the latest periodic report, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(x)

Public Utility Holding Company Act; Investment Company Act and U.S. Real Property Holding Corporation Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(y)

ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Purchased Securities will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided, that, if any of the Subscribers, or any person or entity that owns a beneficial interest in any of the Subscribers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(bb), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(z)

Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that the decision of each Subscriber to purchase securities pursuant to this Agreement has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Documents, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

(aa)

Sarbanes-Oxley Act. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and for which material compliance by the Company is required as of the date hereof.

(bb)

PFIC.  Neither the Company nor any of its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(cc)

OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or person acting on behalf of any of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Purchased Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary of the Company, joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd)

Money Laundering Laws. The operations of each of the Company and its Subsidiaries are and have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ee)

Company Predecessor and Subsidiaries.  The Company makes each of the representations contained in Sections 4(a), (b), (c), (d), (e), (f), (h), (j), (k), (l), (m), (n), (o), (p), (q), (r), (v), (w), (y), (aa), (bb), (cc) and (dd) of this Agreement, as same relate or could be applicable to each Subsidiary, including the Merging Company.  All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Sections 7(f) through 7(l) shall relate, apply and refer to the Company and its predecessors and successors.  The Company represents that it owns all of the equity of the Subsidiaries and rights to receive equity of the Subsidiaries identified on Schedule 4(a), free and clear of all liens, encumbrances and claims, except as set forth on Schedule 4(a).  The Company further represents that except as described in the Reports the Subsidiaries have not been known by any other name for the prior five years.

(ff)

Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the Offering (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(gg)

Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(hh)

Survival.  The foregoing representations and warranties shall survive for a period of two years after the Closing Date.

(ii)

No Brokers.  Neither the Company nor any Subsidiary has taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

5.

Regulation D/Regulation S Offering/Legal Opinion.

(a)

The offer and issuance of the Purchased Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act or Rule 506 of Regulation D and/or Regulation S promulgated thereunder.  On the Closing Date, the Company will provide an opinion reasonably acceptable to the Subscribers from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Purchased Securities.  A form of the Closing Legal Opinion is annexed hereto as Exhibit D.  The Company will provide, at the Company’s expense, such other legal opinions, if any, as are reasonably necessary in each Subscriber’s opinion for the issuance and resale of the Purchased Securities pursuant to an effective registration statement. The Company shall approve, or have its designated counsel approve, Rule 144 legal opinion requests from Subscriber’s counsel for removal of restrictive legends to the Purchased Securities, within three (3) business days of such request being provided to the Company’s transfer agent.

6.

Legal Fees.   The Company shall be responsible for its own legal fees in connection with this Agreement.

7.

Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)

Stop Orders.  Subject to the prior notice requirement described in Section 7(n), the Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the common stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Purchased Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscribers.

(b)

Listing/Quotation.  The Company will maintain the quotation or listing of its common stock on any one of the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the common stock (the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable, for a period of at least three (3) years following the Closing Date. The Company will provide Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the common stock from any Principal Market.  As of the date of this Agreement and the Closing Date, the Bulletin Board is and will be the Principal Market.

(c)

Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Purchased Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(d)

Filing Requirements.  From the date of this Agreement and until the last to occur of (i) one (1) year after the Final Closing Date, or (ii) until the Purchased Securities can be resold or transferred by the Subscribers pursuant to Rule 144(b)(1)(i) (the date of such latest occurrence being the “End Date”), the Company will (A) comply in all respects with its reporting and filing obligations under the 1934 Act, and (B) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until the End Date, the Company will continue the listing or quotation of the common stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Purchased Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(e)

Use of Proceeds.   The proceeds of the Offering will be employed by the Company for the following purposes in the following amounts:

(i) PRC Legal Fees $15,000

(ii)U.S Legal Fees $80,000

 (iv)  Audit $60,000

(v) Investor Relations $400,000

 (vii) Working Capital $ 60,000

Except as described on Schedule 7(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on the Closing Date.

(f)

DTC Program.  For a period of at least two (2) years from the Closing Date, the Company will employ as the transfer agent for the Purchased Securities a participant in the Depository Trust Company Automated Securities Transfer Program that is eligible to deliver shares via the Deposit Withdrawal Agent Commission System. For a period of one year from the Closing Date, the Company shall maintain the Company’s current transfer agent.

(g)

Taxes.  From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(h)

Insurance.  As reasonably necessary as determined by the Company, from the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.

(i)

Books and Records.  From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(j)

Governmental Authorities.   From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(k)

Intellectual Property.  From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.  Schedule 7(k) hereto identifies all of the intellectual property owned by the Company and Subsidiaries.

(l)

Properties.  From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.  The Company will not abandon any of its assets except for those assets which have negligible or marginal value or for which it is prudent to do so under the circumstances.

(m)

Confidentiality/Public Announcement.   From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K and the registration statement or statements regarding the Subscriber’s Purchased Securities or in correspondence with the SEC regarding same, it will not disclose publicly or privately the identity of the Subscriber unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon not less than three days prior notice to Subscriber.  In any event and subject to the foregoing, the Company undertakes to file a Form 8-K and issue a press release describing the Offering on the fourth business day after the Closing Date.  Prior to the Closing Date, such Form 8-K will be provided to Subscribers for their review and approval.  In the Form 8-K, the Company will specifically disclose the nature of the Offering and amount of common stock outstanding immediately after the Closing.  Upon  delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while the Purchased Securities are held by Subscribers, unless the  Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company  shall within four business days after any such delivery publicly disclose such  material,  nonpublic  information on a Report on Form 8-K, provided, however, that the Company will have no obligation to file any Report on Form 8-K with respect to (i) any information contained in the registration statement relating to the registration of the Registrable Securities, submitted for investors’ review pursuant to Section 9 herein, and (ii) the information as to currently contemplated and/or negotiated financing transactions.  In the event that the Company believes that a notice or communication to Subscribers contains material, nonpublic information relating to the Company or Subsidiaries, the Company shall so indicate to Subscribers prior to delivery of such notice or information.  Subscribers will be granted sufficient time to notify the Company that such Subscriber elects not to receive such information.   In such case, the Company will not deliver such information to Subscribers.  In the absence of any such indication, Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.

(n)

Non-Public Information.  The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 8-K described in Section 7(m) above and except for the information as to currently contemplated and/or negotiated financing transactions, neither it nor any other person acting on its behalf will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to accept such information.  The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(o)

Reserved.

(p)

Lockup Agreement.   The Company will deliver to the Subscribers on or before the Closing Date, and enforce the provisions of, irrevocable lockup agreements (“Lockup Agreement”) in the form annexed hereto as Exhibit C, with the persons identified on Schedule 7(p).

(q)

Board of Directors and CFO.  The Company must have or hire an English speaking CFO with GAAP accounting and public reporting experience (“New CFO”) within three months of closing an equity or debt financing, individually or the in the aggregate of at least $5,000,000 (the “Future Funding”). If such action is not completed by such time frame, then within five (5) business days of the end of each month that the New CFO is not appointed, the Company shall issue each Subscriber the number of shares equal to 1% of the Purchased Shares acquired by each such respective Subscriber, for a maximum of 5 months, as a penalty. The Company must have an independent board in place of at least three independent directors (at least one English speaking) with public board experience (“New Board”) three months of closing the Future Funding. If such action is not completed by such time frame, then within five (5) business days of the end of each month that the New Board is not appointed, the Company shall issue each Subscriber the number of shares equal to 1% of the Purchased Shares acquired by each such respective Subscriber, for a maximum of 5 months, as a penalty.

(r)

Investor Relations.  The Company shall pay JOL Group, LLC. $400,000 for Investor Relations pursuant to the terms of the Communication Representative Agreement set forth in Exhibit B. Two Hundred Sixty Thousand Dollars ($260,000) of the $400,000 will be paid at Closing (the “Initial IR Funds”), Guolin Yang shall deposit 900,000 shares of the Company’s common stock owned by Guolin Yang in an escrow account with Bernard & Yam, LLP as a collateral for the payment of an additional One Hundred Forty Thousand Dollars ($140,000) to be paid within 105 days of Closing, as provided for  in the Communication Representative Agreement,  set forth in Exhibit B.

(s)

Additional Negative Covenants.  From the date of this Agreement until the earlier of (i) six (6) months from the  Closing or (ii) the effective date of the Registration Statement, the Company will not and will not permit any of its Subsidiaries, without the written consent of the Subscribers, to directly or indirectly:

(i)

engage in any business other than businesses engaged in or proposed to be engaged in by the Company on the Closing Date or businesses similar thereto;

(ii)

merge or consolidate with any person or entity (other than mergers of wholly owned subsidiaries into the Company), or sell, lease or otherwise dispose of its assets other than in the ordinary course of business involving an aggregate consideration of more than ten percent (10%) of the book value of its assets on a consolidated basis in any 12-month period, or liquidate, dissolve, recapitalize or reorganize;

(iii)

incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness in excess of five hundred thousand dollars ($500,000), except for obligations incurred in the ordinary course of business;

(iv)

enter into any new agreement or make any amendment to any existing agreement, which by its terms would restrict the Company’s performance of its obligations to holders of the Purchased Securities pursuant to this Agreement or any Transaction Documents; or

(v)

enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights, preemptive rights, special voting rights or protection against dilution.

(t)

Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

8.

Covenants of the Company Regarding Indemnification.

(a)

The Company agrees to indemnify, hold harmless, reimburse and defend the Subscriber, the Subscriber’s officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by the Company or breach of any representation or warranty by the Company in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Documents, or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any material covenant or undertaking to be performed by the Company hereunder, or any other material agreement entered into by the Company and Subscriber relating hereto.

(b)

The Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company, the Company’s officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon them or any such person which results, arises out of or is based upon any material misrepresentation by the Subscriber in this Agreement or in any Exhibits or Schedules attached hereto or in any Transaction Documents.  Notwithstanding the forgoing, in no event shall the liability of the Subscriber or permitted successor hereunder, or under any Transaction Documents or other agreement delivered in connection herewith, exceed the Purchase Price paid by such Subscriber.

(c)

The procedures set forth in Section 9(f) shall apply to the indemnification set forth in Section 8.

9.

Reserved.

10.

Additional Shares of Common Stock.  In the event that the U.S. GAAP consolidated financial statements of the Company filed on Form 10-K with the SEC, reflect less than $7,600,000 of After-Tax Net Income, (“ATNI”) for the fiscal year ending December 31, 2011 (the “Guaranteed NI”), then the Company shall issue each Subscriber additional shares of the Company’s common stock (“Additional Shares”) equal to the difference between A and the product of A x B, where A is the number of Purchased Shares originally issued to Subscriber pursuant to this Offering, and B equals (Guaranteed NI minus actual applicable ATNI) / Guaranteed NI.  For purposes of this calculation, the ATNI shall not include any charges resulting from the issuance of any non-recurring and non-cash costs, including those issued in connection with the Combination, the Additional Shares or in connection with any penalty associated with the Registration Rights Agreement.  The Additional Shares due to Subscriber shall be issued by Company within three (3) business days of the filing of Form 10-K with the SEC declaring the annual audited results.

11.

Closing Conditions.

(a)

The obligation hereunder of the Subscriber to acquire and pay for the Purchased Securities is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Subscriber’s sole benefit and may be waived by the Subscriber at any time in its sole discretion.

(i)

The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date;

(ii)

The Company shall have delivered to the Escrow Agent a certificate, dated the Closing Date, duly executed by its Chief Executive Officer, to the effect set forth in subparagraph (i) of this Section 11(a);

(iii)

The Transaction Documents have been duly executed and delivered by the Company to the Escrow Agent, including the executed Warrants and the Registration Rights Agreement; and

(iv)

On the Closing Date, the Subscriber shall have received an opinion of the counsel for the Company, dated the Closing Date, addressed to the Subscribers, in the form attached as Exhibit D.

(b)

The obligation hereunder of the Company to issue and sell the Purchased Securities to the Subscriber is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(i)

The representations and warranties of the Subscriber in this Agreement and each of the other Transaction Documents to which the Subscriber is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date;

(ii)

The Purchase Price for the Purchased Shares has been delivered to the escrow account maintained by Bernard & Yam, LLP (the “Escrow Agent”);

(iii)    The Company shall have completed the Combination simultaneously with the Closing of the Offering described herein

(iv)

The Transaction Documents to which the Subscriber is a party have been duly executed and delivered by the Subscriber to the Escrow Agent.

(v)

The Company has received all the governmental approval on the Wholly Foreign Owned Enterprise structure and received a legal opinion of a qualified Chinese legal counsel with this regard.

12.

Reserved

13.

Miscellaneous.

(a)

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

25-26F Wanxiang Enterprise Building,

No.70 Station North Road,

Changsha, Hunan Province, China, Postal Code: 410001

With a copy by fax only to (which copy shall not constitute notice):

Bernard & Yam, LLP

Attn: Bin Zhou, Esq.

401 Broadway Suite 1708

New York, NY 10013

Fax: 212-219-3604

If to the Subscribers:

To each of the addresses and facsimile numbers listed on the signature pages of this Agreement

With a copy by fax only to (which copy shall not constitute notice):

Brewer & Pritchard, P.C.

3 Riverway, 1800

Houston, Texas 77056

Attn: Sondra Jurica

713-209-2912

Fax: 713-659-5302

(b)

Entire Agreement; Amendment. This Agreement and the other Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Subscribers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. Notwithstanding the forgoing, the Company agrees and acknowledges that the Subscribers are relying upon the representations, warranties and covenants made by both the Company and the Merging Company contained in the Share Exchange Agreement, dated of even date herewith, by and between the Company and the Merging Company, as if such representations, warranties and covenants were made directly to the subscribers.  No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the holders of at least fifty percent (50%) of the total shares of common stock purchased in the Offering and then outstanding (the “Majority Holders”), and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Purchased Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Purchased Shares, as the case may be.

(c)

Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)

Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Texas or in the federal courts located in the state and county of Texas.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)

Specific Enforcement, Consent to Jurisdiction.  The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 13(d) hereof, the Company and the Subscribers hereby irrevocably waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in Texas of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)

Damages.   In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

(g)

Maximum Payments.   Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

(h)

Calendar Days.   All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.  Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(i)

Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)

Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

[Signature Pages Follow]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement with TK Star Design Inc by signing and returning a copy to the Company whereupon it shall become a binding agreement.

NUMBER OF SHARES                             x    $ 1,00_ =                             (the “Purchase Price”)

___________________________________	_____________________________________
Signature	Signature (if purchasing jointly)

___________________________________	_____________________________________
Name Typed or Printed	Name Typed or Printed

___________________________________	_____________________________________
Entity Name	Entity Name

___________________________________	_____________________________________
Address	Address

___________________________________	_____________________________________
City, State and Zip Code	City, State and Zip Code

___________________________________	_____________________________________
Telephone - Business	Telephone - Business

___________________________________	_____________________________________
Telephone – Residence	Telephone – Residence

___________________________________	_____________________________________
Facsimile – Business	Facsimile - Business

___________________________________	_____________________________________
Facsimile – Residence	Facsimile – Residence

___________________________________	_____________________________________
Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Date:  July 20, 2011

This Subscription Agreement is agreed to and accepted as of July 20, 2011.

By: /s/Guolin Yang

      Name:  Guolin Yang

      Title:    Chief Executive Officer

LIST OF EXHIBITS AND SCHEDULES

Exhibit A

Escrow Agreement

Exhibit B

Communication Services Agreement

Exhibit C

Form of Lockup Agreement

Exhibit D

Form of Legal Opinion

Exhibit E

Intentionally Omitted

Exhibit F

Series A Warrant

Exhibit G

Series B Warrant

Exhibit H

Series C Warrant

Exhibit I

Series D Warrant

Exhibit J

Registration Rights Agreement

Schedules

Schedule 4(a): Subsidiaries and Affiliated Entities of Company

Wholly Owned Subsidiary:

Phoenix International (China) Limited, a company organized under the laws of Hong Kong and a wholly-owned subsidiary of PUBCO (“Phoenix International”);

Wholly Owned Subsidiary of Phoenix International

Hunan Beiwei International Media Consulting Co., Ltd, a limited liability company organized under the laws of the People’s Republic of China and a wholly-owned subsidiary of Phoenix International (“Hunan Beiwei”);

VIE Affiliated Entities of Hunan Beiwei

Changsha North Latitude 30 Cultural Communications Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China and an affiliated entity of Hunan Beiwei through contractual arrangements (“North Latitude”);

Changsha Beichen Cultural Communications Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China and an affiliated entity of Hunan Beiwei through contractual arrangements (“Beichen”);

Changsha Zhongte Trade Advertising Co., Ltd., a limited liability company a limited liability company organized under the laws of the People’s Republic of China and an affiliated entity of Hunan Beiwei through contractual arrangements (“Zhongte”)

Schedule 4(d): Capital Structure

Authorized Stock:

100,000,000 shares, 99,000,000 shares of common stock, par value $ 0.001, and 1,000,000 shares of common stock, par value $ 0.001

Issued and Outstanding Shares

Pre-Closing: 42,870,700 common shares

Post-Closing: 43,485,700 common shares

Schedule 4(n): Undisclosed Liabilities

None

Schedule 4(u): Transfer Agent

The Transfer Agent is Action Stock Transfer Corporation, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

Schedule 4(v): Environmental Law Violations

None